UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2025

GUESS?, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11893	95-3679695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Strada Regina 44, Bioggio, Switzerland CH-6934

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 20, 2025, Guess?, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Authentic Brands Group LLC, a Delaware limited liability company (“Authentic”), Glow Holdco 1, Inc., a Delaware corporation and, as of the date of the Merger Agreement and until the Parent Equity Transfer (as defined below) is consummated, a wholly-owned subsidiary of Authentic (“Parent”), and Glow Merger Sub 1, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).

The Merger Agreement and the transactions contemplated thereby (the “Transaction”) were approved by the unanimous vote of the Company’s Board of Directors (the “Company Board”) present at a duly convened and held meeting, at which all directors, other than two directors who are Rolling Stockholders (as defined below) were present. This approval was based upon the unanimous recommendation of a special committee thereof consisting only of independent and disinterested directors (the “Special Committee”). Subject to the terms of the Merger Agreement, the Company Board resolved to recommend that the Company’s stockholders vote in favor of adoption of the Merger Agreement and approval of the Transaction, including the Merger (as defined below) and the Disposition (as defined below).

The Merger Agreement provides that, among other things and on the terms and subject to the conditions set forth in the Merger Agreement, (i) on the date on which all of the conditions to effect the Pre-Closing Restructuring (as defined below) set forth in the Merger Agreement are satisfied or waived (the “Condition Satisfaction Date”), Authentic shall transfer all of the issued and outstanding equity interests of Parent (and indirectly through ownership of Parent, Merger Sub) to a newly-formed affiliate of the Rolling Stockholders (“IPCo Holdings” and such transfer, the “Parent Equity Transfer”); (ii) following the Condition Satisfaction Date and prior to the effective time of the Merger (the “Effective Time”), the parties will effect a pre-closing restructuring (the “Pre-Closing Restructuring”), pursuant to which, among other things, all of the rights, title and interest owned by the Company or any of its subsidiaries or affiliates in or to the Company’s intellectual property (other than certain excluded assets) shall be transferred and assigned to certain newly-formed subsidiaries of the Company (the “Company IPCos”); (iii) following the Pre-Closing Restructuring and immediately prior to the Effective Time, (a) Authentic (or its designee(s)) shall purchase all right, title and interest in and to 51% of the issued and outstanding equity interests of the Company IPCos and (b) at Parent’s option, IPCo Holdings (or its designee) shall purchase all right, title and interest in and to up to 19% of the issued and outstanding equity interests of the Company IPCos (the sales to Authentic (or its designee(s)) and IPCo Holdings (or its designee) contemplated by the foregoing clauses (a) and (b) are collectively referred to as the “Disposition”); and (iv) at the Effective Time, (a) Merger Sub shall be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent, (b) each share of common stock of the Company, par value $0.01 per share (the “Shares”) issued and outstanding immediately prior to the Effective Time (other than Excluded Shares (as defined below) and Shares held by any person who duly and validly demands appraisal of such Shares pursuant to Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) and does not effectively withdraw or otherwise waive or lose such right to appraisal under Section 262 of the DGCL (“Dissenting Shares”)) shall be converted into the right to receive $16.75 per share, in cash without interest (the “Per Share Merger Consideration”), except that (x) each Share owned by Authentic, Parent, Merger Sub or any other controlled affiliate of Authentic or Parent, the Company or any wholly-owned subsidiary of the Company, and in each case not held on behalf of third parties, immediately prior to the Effective Time and (y) any Shares owned beneficially or of record by the Supporting Stockholders (as defined below) (excluding certain stockholders as indicated in the Merger Agreement) (collectively, the “Rolling Stockholders”) (which shall, immediately prior to the Effective Time, be contributed or otherwise transferred, directly or indirectly, to IPCo Holdings pursuant to the terms of the Interim Investors Agreement (as defined in the Merger Agreement)) (clauses (a) and (b), collectively, the “Excluded Shares”), in each case, will, by virtue of the Merger, cease to be outstanding, will be cancelled without payment of any consideration therefor and will cease to exist; and (z) each share of common stock of Merger Sub, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation, par value $0.01 per share, and shall constitute the only outstanding shares of capital stock of the Surviving Corporation as of immediately after the Effective Time. Following the closing of the Transaction, the Company IPCos are anticipated to be owned 51% by Authentic and 49% by the Rolling Stockholders, and the Surviving Corporation will be wholly owned by certain of the Rolling Stockholders and current Company management will continue to run the business.

Treatment of Company Equity Awards

The Merger Agreement provides that at the Effective Time:

(a)

any vesting conditions applicable to any outstanding option to purchase Shares granted under the Equity Incentive Plan (as defined in the Merger Agreement) (each, a “Company Option”) shall automatically accelerate and be vested and exercisable in full, to the extent not previously vested, and each Company Option shall automatically be cancelled and converted into the right by the holder of such Company Option to receive, without interest, an amount in cash equal to the product obtained by multiplying (i) the number of Shares subject to such Company Option immediately prior to the Effective Time by (ii) the excess, if any, of (A) the Per Share Merger Consideration over (B) the exercise price per Share of such Company Option, less applicable taxes required to be withheld with respect to such payment;

(b)

(i) the number of Shares deemed earned with respect to any outstanding award of restricted stock units granted under the Equity Incentive Plan, to the extent such award is subject to performance-based vesting requirements applicable to a performance period that has not been completed as of the closing of the Transaction (each, a “Company PSU”), shall automatically be determined by the Compensation Committee of the Company Board as constituted prior to the Effective Time in accordance with the provisions of the applicable award agreement on the basis that the Merger constitutes a “Change in Control” (as defined in the Equity Incentive Plan) and the Company PSU shall automatically be accelerated and vested in full as to such number of Shares, and (ii) such Company PSU shall automatically be cancelled and converted into the right by the holder of such Company PSU to receive, without interest, an amount in cash equal to the product obtained by multiplying (A) the number of Shares subject to the vested portion of such Company PSU immediately prior to the Effective Time (as determined under clause (i) above) by (B) the Per Share Merger Consideration, together with any accrued and unpaid cash dividends corresponding to such Company PSU and less applicable taxes required to be withheld with respect to such payment; provided that, immediately prior to the Effective Time, Company PSUs held by the Rolling Stockholders will be converted into the number of Shares subject to the vested portion of such Company PSU immediately prior to the Effective Time (as determined under clause (i) above) and such Shares shall be deemed owned by the Rolling Stockholders for purposes of the Merger Agreement;

(c)

(i) any vesting conditions applicable to any outstanding restricted stock unit granted under the Equity Incentive Plan that is subject only to time-based vesting requirements as of immediately prior to the Effective Time (including restricted stock units that were granted as performance-based restricted stock units and which would be Company PSUs but for the fact that the applicable performance period has been completed as of the Closing) (each, a “Company RSU”) shall automatically accelerate and be vested in full, to the extent not vested previously, and (ii) each Company RSU shall automatically be cancelled and converted into the right by the holder of such Company RSU to receive, without interest, an amount in cash equal to the product obtained by multiplying (A) the number of Shares subject to such Company RSU immediately prior to the Effective Time by (B) the Per Share Merger Consideration, together with any accrued and unpaid cash dividends corresponding to such Company RSU and less applicable taxes required to be withheld with respect to such payment, provided that, immediately prior to the Effective Time, Company RSUs held by the Rolling Stockholders will be converted into the number of Shares subject to such Company RSUs as of immediately prior to the Effective Time and such Shares shall be deemed owned by the Rolling Stockholders for purposes of the Merger Agreement; and

(d)

(i) any vesting conditions applicable to any outstanding restricted stock award granted under the Equity Incentive Plan that is subject only to time-based vesting requirements as of immediately prior to the Effective Time (each, a “Company RSA”) shall automatically accelerate and be vested in full, to the extent not vested previously, and (ii) each Company RSA shall automatically be cancelled and converted into the right by the holder of such Company RSA to receive, without interest, an amount in cash equal to the product obtained by multiplying (A) the number of Shares subject to such Company RSA immediately prior to the Effective Time by (B) the Per Share Merger Consideration, together with any accrued and unpaid cash dividends corresponding to such Company RSA and less applicable taxes required to be withheld with respect to such payment, provided, that, Company RSAs held by the Rolling Stockholders as of immediately prior to the Effective Time will instead be deemed Shares owned by the Rolling Stockholders for purposes of the Merger Agreement.

Company Convertible Notes

The Merger Agreement requires that, among other things, the Company give any required notices under the Company’s 3.75% Convertible Senior Notes due 2028 (the “Convertible Notes”) or the Indenture, dated as of April 17, 2023, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Convertible Notes Indenture”), with respect to the rights of any holder of Convertible Notes to cause any repurchase or redemption or conversions of the Convertible Notes occurring as a result of or in connection with the Merger, and that, after the Effective Time, the Surviving Corporation comply with its obligations (including any conversion or repurchase obligations) under the Convertible Notes Indenture and the Convertible Notes.

Conditions to Effect the Pre-Closing Restructuring

The consummation of the Pre-Closing Restructuring is subject to the fulfillment or waiver of certain customary mutual conditions, including (i) the approval and adoption of the Merger Agreement and approval of the Disposition by an affirmative vote of (a) the holders of a majority of the outstanding Shares entitled to vote on such matter and (b) a majority of the votes cast by the disinterested stockholders (as such term is defined in Section 144 of the DGCL) (the “Requisite Company Vote”), and (ii) the expiration or termination of all required statutory waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and all Required Regulatory Approvals (as defined in the Merger Agreement) shall have been obtained and remain in full force and effect.

The consummation of the Pre-Closing Restructuring is also subject to the fulfillment or waiver of certain unilateral conditions, including (i) the other parties’ representations and warranties being true and correct (subject to certain customary materiality exceptions) and (ii) the other parties having performed in all material respects each of its obligations required to be performed under the Merger Agreement at or prior to the Condition Satisfaction Date. The obligation of Authentic, Parent and Merger Sub to consummate the Merger is additionally conditioned upon the absence of a material adverse effect in respect of the Company between the date of the Merger Agreement and the Condition Satisfaction Date.

Conditions to Effect the Closing

The consummation of the Transaction is subject to the fulfillment or waiver of certain customary mutual conditions, including that all Required Regulatory Approvals shall have been obtained and remain in full force and effect.

The consummation of the Transaction is also subject to the fulfillment or waiver of certain unilateral conditions, including (i) the consummation of the Pre-Closing Restructuring (including the Parent Equity Transfer) in all material respects, (ii) the representations and warranties relating to the Company’s capital structure being true and correct (except for de minimis inaccuracies), (iii) the representations and warranties relating to the solvency of Parent being true and correct (subject to customary materiality exceptions) and (iv) the other parties having performed in all material respects each of its obligations required to be performed under the Merger Agreement from and after the Condition Satisfaction Date until closing of the Transaction. The Transaction is expected to close in the fourth quarter of the Company’s 2026 fiscal year, which ends January 31, 2026.

Solicitation and Alternative Proposals

From and after the date of the Merger Agreement, the Company has agreed that it and its subsidiaries and their respective officers and directors will not, and will direct its representatives engaged in connection with the Transaction not to, directly or indirectly, among other things, (i) initiate, solicit or propose an acquisition proposal or knowingly encourage, knowingly assist or otherwise knowingly facilitate any action that constitutes or would reasonably be expected to lead to or result in an acquisition proposal, (ii) engage in, continue, knowingly facilitate, respond to or otherwise participate in any discussions or negotiations relating to any acquisition proposal, (iii) provide or make available any non-public information or data concerning the Company or its subsidiaries in connection with any acquisition proposal, or (iv) recommend, authorize, approve, adopt, endorse, declare advisable (or make any public statement recommending, authorizing, approving, adopting, endorsing or declaring advisable) or enter into any Alternative Acquisition Agreement (as defined in the Merger Agreement).

The Company may, however, prior to the time the Requisite Company Vote is obtained, respond to, engage in discussions and negotiations with and provide information regarding the Company to a third party which has made an unsolicited, bona fide written acquisition proposal after the date of the Merger Agreement, if (i) such proposal did not arise from a material breach by the Company of the non-solicitation provisions set forth in the Merger Agreement, and (ii) the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with outside legal counsel and its or the Special Committee’s financial advisor, (a) that such proposal constitutes or would reasonably be expected to lead to or result in a Superior Proposal (as defined in the Merger Agreement) and (b) the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law.

Prior to obtaining the Requisite Company Vote, the Company Board (acting on the recommendation of the Special Committee) and the Special Committee may, in certain circumstances, effect a Change of Recommendation (as defined in the Merger Agreement) and/or terminate the Merger Agreement to enter into an Alternative Acquisition Agreement, subject to complying with specified notice requirements to Authentic and other conditions set forth in the Merger Agreement, including paying a termination fee to Authentic in specified circumstances, as described below.

Termination and Fees

The Merger Agreement contains termination rights for each- of the Company and Authentic, under certain circumstances, including among others (i) subject to certain limitations, by either party if the consummation of the Transaction has not occurred by August 20, 2026 (the “Outside Date”), (ii) by either party if the Company fails to obtain the Requisite Company Vote, (iii) by either party if any governmental entity of competent jurisdiction has enacted, issued or entered any law or order permanently enjoining or otherwise prohibiting or preventing the consummation of the Transaction, and such law or order has become final and non-appealable, (iv) by either party for breaches by the other parties of certain representations, warranties, covenants or agreements, (v) by Authentic prior to the Company’s receipt of the Requisite Company Vote if the Company Board (acting on the recommendation of the Special Committee) or the Special Committee has effected a Change of Recommendation and (vi) by the Company if the Company terminates the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal.

The Company will be required to pay a termination fee to Authentic equal to $23,297,914 if the Merger Agreement is terminated in certain circumstances, including if the Merger Agreement is terminated (i) by either the Company or Authentic if the Transaction has not been consummated by the Outside Date or the Requisite Company Vote is not obtained, or by Authentic due to the Company’s breach of the Merger Agreement, and in each case (a) after the date of the Merger Agreement, an Acquisition Proposal shall have been made to the Company Board or Special Committee, the Company or any of its subsidiaries or the stockholders of the Company or publicly disclosed or any person shall have publicly announced an intention to make an Acquisition Proposal prior to, and not withdrawn (including publicly if publicly disclosed) at least five business days prior to the date of termination of the Merger Agreement or the Company Stockholders Meeting (as defined in the Merger Agreement), as applicable, and (b) within twelve months following the date of such termination, (1) the Company or any of its subsidiaries enters into an Alternative Acquisition Agreement for such Acquisition Proposal that is subsequently consummated or (2) such Acquisition Proposal is consummated (for purposes of the Company’s payment of a termination fee, references in the definition of “Acquisition Proposal” to 20% are to be deemed references to 50%); (ii) the Company terminates the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal; or (iii) Authentic terminates the Merger Agreement prior to the Company’s receipt of the Requisite Company Vote following a Change of Recommendation.

The Merger Agreement also provides that, in certain circumstances, any party may seek to compel the other parties to specifically perform their respective obligations under the Merger Agreement.

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to use commercially reasonable efforts to (i) conduct its business in the ordinary course and in compliance with applicable laws, (ii) maintain and preserve intact in all material respects the business of the Company and its subsidiaries and (iii) keep available, in all material respects, the services of the employees and consultants of the Company and its subsidiaries during the period between the date of the Merger Agreement and the Effective Time. The parties have agreed to use reasonable best efforts to take all actions necessary or advisable to consummate the Transaction, including cooperating to obtain the regulatory approvals necessary to consummate the Transaction.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

The Merger Agreement and the above description have been included to provide investors with information regarding its terms. They are not intended to provide any other factual information about the Company, Authentic, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Authentic, Parent and Merger Sub and the Transaction that will be contained in or attached as an annex to the Proxy Statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Voting and Support Agreement

Concurrently with the execution of the Merger Agreement, Authentic and the Company entered into a voting and support agreement (the “Voting Agreement”) with Paul Marciano, Carlos Alberini, certain trusts, foundations and/or affiliates of each of them and of Maurice Marciano and certain other Company stockholders parties thereto (collectively, the “Supporting Stockholders”), pursuant to which, among other things, each of the Supporting Stockholders agreed with Authentic and the Company, subject to the terms thereof, to vote or cause to be voted, all of their respective Shares in favor of the adoption of the Merger Agreement and the approval of the Merger and the Transaction and any other matters necessary or reasonably requested by Authentic for the timely consummation of the Merger and the Transaction. The Supporting Stockholders will not be deemed to be disinterested stockholders (as such term is defined in Section 144 of the DGCL) for purposes of the Requisite Company Vote.

The Voting Agreement also prohibits the transfer of Shares by the Supporting Stockholders (subject to certain exceptions) and requires the Supporting Stockholders to effect, or cause to be effected, the transactions set forth in the Pre-Closing Restructuring Plan (as defined in the Merger Agreement) and, as applicable, the Parent Equity Transfer, and to take certain actions under the Merger Agreement, including with respect to the proxy statement for the approval of the Merger Agreement and the related Schedule 13E-3 and the Required Regulatory Approvals, as if references to Parent and Merger Sub in the Merger Agreement were instead to such Supporting Stockholder.

The Voting Agreement does not restrict the Supporting Stockholders from taking any action in their respective capacities as an officer or director of the Company.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01	Regulation FD.

On August 20, 2025, the Company issued a press release announcing that its second quarter fiscal 2026 earnings will be released on August 27, 2025. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated by reference herein.

The information in Item 7.01 of the Current Report on Form 8-K (this “Form 8-K”), including Exhibit 99.2, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On August 20, 2025, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, by and among the Guess?, Inc., Authentic Brands Group LLC, Glow Holdco 1, Inc. and Glow Merger Sub 1, Inc., dated August 20, 2025.

10.1**	Voting and Support Agreement, by and among Authentic Brands Group LLC, Guess?, Inc. and the stockholders party thereto.

99.1***	Press Release, dated August 20, 2025.

99.2***	Press Release, dated August 20, 2025.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

**	Certain schedules to the Voting and Support Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

***	Furnished herewith.

Forward-Looking Statements

This Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include all statements that do not relate solely to historical or current facts. Forward-looking statements, which are frequently indicated by terms such as “expect,” “could,” “will,” “should,” “goal,” “strategy,” “believe,” “estimate,” “continue,” “outlook,” “plan,” “create,” “see,” “proposed,” “intend,” and similar terms, are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated. These forward-looking statements include, but are not limited to, statements regarding expected timing and anticipated completion of the Transaction, anticipated effects of the proposed Transaction, the treatment of outstanding equity and equity awards of the Company, any consideration of alternative proposals, financing sources for the Transaction, future dividend payments, and other characterizations of future events or circumstances. These forward-looking statements are based on management’s current beliefs, as well as assumptions made by, and information currently available to, the Company, all of which are subject to change and are made only as of the date hereof. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: the risk that the proposed Transaction may not be completed in a timely manner or at all; the failure to satisfy any of the conditions to the Pre-Closing Restructuring or to the consummation of the proposed Transaction, including the receipt of certain regulatory approvals; the failure to obtain the Requisite Company Vote; the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee; the effect of the announcement or pendency of the Transaction on the Company’s business relationships, operating results and business generally; risks that the proposed Transaction disrupts the Company’s current plans and operations; the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, suppliers, licensees, landlords and others with whom it does business, in light of the proposed Transaction; risks related to diverting management’s attention from the

Company’s ongoing business operations; unexpected costs, charges or expenses resulting from the proposed Transaction; potential litigation relating to the proposed Transaction that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; continued availability of capital and financing and rating agency actions; certain restrictions during the pendency of the Transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the possibility that the parties to the Transaction may not achieve some or all of any anticipated benefits with respect to the Company’s business and the Transaction may not be completed in accordance with the parties’ expected plans or at all; the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the risk that the Company’s stock price may decline significantly if the Transaction is not consummated; unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities, as well as management’s response to any of the aforementioned factors; the impact of adverse general and industry-specific economic and market conditions; uncertainty as to timing of completion of the proposed Transaction; legislative, regulatory and economic developments affecting the Company’s business and other risks and uncertainties associated with the Company’s businesses set forth in the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended February 1, 2025, as updated from time to time in subsequent filings with the SEC. No list or discussion of risks or uncertainties should be considered a complete statement of all potential risks and uncertainties. Unlisted or unknown factors may present significant additional obstacles to the realization of forward-looking statements. The Company undertakes no obligation to provide revisions or updates to any forward-looking statements, whether as a result of new information, future events or otherwise, should circumstances change, except as otherwise required by law.

Additional Information and Where to Find It

This Form 8-K relates to the proposed Transaction involving the Company and Authentic. In connection with the proposed Transaction, the Company intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A relating to its special meeting of stockholders (the “Proxy Statement”). The Proxy Statement will contain important information about the proposed Transaction and related matters. The Company, affiliates of the Company and Authentic, Parent and Merger Sub intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) with the SEC. The Company may also file other relevant documents with the SEC regarding the Transaction. This communication is not a substitute for the Proxy Statement, the Schedule 13E-3 or any other document that the Company may file with the SEC or send to its stockholders in connection with proposed Transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), SCHEDULE 13E-3 AND OTHER RELEVANT MATERIALS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS.

The Proxy Statement (and any amendments or supplements thereto), Schedule 13E-3 and other relevant materials will be filed with the SEC and mailed or otherwise made available to the Company’s stockholders. The Company’s stockholders may obtain free copies of the Proxy Statement (and any amendments or supplements thereto), Schedule 13E-3, and other documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Investors portion of the Company’s website at investors.guess.com under the link “SEC Filings” or by contacting the Company’s Investor Relations by e-mail at IR@guess.com.

Participants in the Solicitation

The Company and its executive officers and directors and certain other members of management and employees and Authentic may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders in connection with the proposed Transaction. Information regarding the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the definitive proxy statement for its 2025 annual meeting of stockholders (available here), which was filed with the SEC on May 16, 2025. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed Transaction when they become available. These documents can be obtained free of charge from the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUESS?, INC.

Dated: August 20, 2025	By:	/s/ Carlos Alberini
Carlos Alberini Chief Executive Officer